Exhibit 32.1

SECTION 906 CERTIFICATION OF
 PRINCIPAL EXECUTIVE OFFICER OF GREEN CARBON TECHNOLOGIES CORP.

In connection with the accompanying Annual Report on Form 10-K of Green Carbon Technologies Corp. for the year ended June 30, 2010, the undersigned, David Rendina, President and Chief Executive Officer of Green Carbon Technologies Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended June 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Green Carbon Technologies Corp.

Date: October 12, 2010

/s/ David Rendina
David Rendina
President and Chief Executive Officer